BioTime, Inc. Conference Call Transcript – Sept. 12, 2008
Dr. Michael D. West, Chief Executive Officer

I’d like to welcome all those participating in our conference call today. In the last few weeks, we have received numerous requests for information regarding BioTime’s recent technology acquisitions in the field of stem cell research, and for clarification of BioTime’s business plan going forward. We therefore scheduled today’s conference call to discuss our plans for building out our business in this sector; specifically, the nature of the markets and opportunities in regenerative medicine, the scope of our new intellectual property, the landscape of competition, and lastly, our future plans relating to financing. We will be making some forward looking statements in which we will seek safe harbor under the SEC rules. We encourage those who have an interest in our company to carefully read our filings with the SEC.

So, let me begin with the rationale for the field of regenerative medicine in general. For some perspective, it is important to remember that the human body is, after all, a collection of billions of diverse cell types that cooperate to maintain human life. If some of these cell types become old or dysfunctional, the result can be chronic degenerative disease. As amazing as it sounds, we have a sophisticated infrastructure in the US to overnight the delivery of a piston for the repair of an antique car that breaks down, but we have no capacity to deliver new heart muscle to a patient after a heart attack (which is, by the way, the leading cause of death in the United States). Many of the degenerative diseases of aging are like this. The list is too long to detail here, but diseases like age-related macular degeneration, diabetes, stroke, Parkinson’s disease, Alzheimer’s, and osteoarthritis are some examples of the chronic and debilitating diseases that can lead to many years of expensive medical care. Accentuating the growth of these markets is the aging of the baby boom generation, a phenomenon known as the age wave. This tsunami of medical needs is expected to break onto the shore of medical clinics shortly, with the first baby boomers turning 65 in three years. The age wave is considered by many to be the demographic and medical trend of our time. Parenthetically, the recent appointment of Dr. Robert Butler to our Board of Directors, one of our nation’s leaders in setting US policy on aging reflects BioTime’s plans to focus on delivering new and important products in this sector.

Historically the principal approaches to the treatment of degenerative disease have been strategies such as small molecule drugs and surgery. Drugs are chemicals that can target and alter certain chemical reactions in the body, hopefully to bring a therapeutic benefit at a dose lower than that which would cause toxic effects. Drugs have been a boon to medicine, but pharmaceutical companies are suffering from a lack of product pipeline, in part due to the inability of chemicals to repair the effects of degenerative disease.

In the late 1970s, the revolution of recombinant DNA (the ability to cut and splice DNA), led to a revolution in medicine we now call “biotechnology”. This opened the door to the large-scale manufacture of proteins as drugs. Today, some of those early companies have multi-billion dollar market capitalizations. But like small molecule drugs, there are limits to therapies one can fashion from recombinant proteins. No one, for instance has ever marketed a growth factor for regenerating the heart after a heart attack.

In 1995 a new era of medicine was born now commonly called “regenerative medicine”. A cornerstone of this new technology is the discovery of the controversial cells known as “human embryonic stem cells”. Stem cells are cells that like the branches of a tree, can change into multiple cell types. There are some stem cells in the adult human. For example, there are stem cells in our bone marrow that can branch out to become the red and white blood cells and continually regenerate those cell compartments throughout our lifetime. However, these “adult stem cells” are generally very restricted in their potential. For example, there is little evidence to support the view that there are stem cells in you or me capable of regenerating the heart after a heart attack, or the brain after a stroke. Embryonic stem cells are cells that exist in a human embryo shortly after the egg is fertilized by sperm, but before any body cell types appear. Because these preimplantation embryos are routinely made to assist  in reproduction and excess embryos are often discarded, an effort was initiated in 1995 to use the discarded embryos to isolate cultures of these all-powerful stem cells that could be expanded in number and kept permanently in the laboratory (what are known as cell lines). The exciting thing about these cells is that unlike adult stem cells, ES cells are capable of becoming any of the thousands of cell types in the human body. The first isolation of these cells in 1998 opened the door to the day when companies can see a path to manufacturing any of the cell types in the human body for the first time in history. The patent on human ES cells is held by the Wisconsin Alumni Research Foundation and is licensed nonexclusively to BioTime. This revolution of regenerative medicine is gaining steam and several companies have started up with a goal of becoming an industry leader. Only a handful of companies however, are focused on embryonic stem cell technology. The majority of companies utilize adult stem cell technology.

Because ES cells were cultured from human embryos, President Bush initially banned any federal funds to be used in the research. Then, on August 9, 2001, the President authorized a small amount of federal funding on ES cell lines that were made prior to his national address. These severe restrictions on research and the enormous debate over their use boiled over to reservations in the private sector to fund research or the companies advancing the new therapies. As a response to the President’s restrictions, the State of California formed the California Institute for Regenerative Medicine to fund $3 billion of research in the next ten years to speed the development of novel human therapies.

The cloning of a sheep named Dolly in 1997 suggested to stem cell researchers that it might be possible to take another major leap forward. The Dolly experiment showed that it was possible to transplant the nucleus of an aged body cell back into an egg cell and thereby reprogram the DNA back into a young all-powerful embryonic cell capable of making a pregnancy, and then an identical copy of the original animal. The question then was, could we develop a technology to transport an aged human cell back in time to the embryonic cells from which we are made, and then rather than make a cloned human being, could we divert the resulting embryonic cells into cloned embryonic stem cells and use them to regenerate function in aged and diseased tissues.  While “therapeutic cloning” was never intended to be used to clone human beings, it has been one of the most controversial technologies in regenerative medicine.

Early on it became clear that cloning would become obsolete if a means could be found to reprogram human cells synthetically, that is, by using defined molecules and without using controversial methods involving egg cells or creating embryos. Over the years at Advanced Cell Technology I and my colleagues filed a series of patent applications on how this could be done. Then in 2007 came international news first from Japan and then in the US that such reprogramming had been demonstrated in the laboratory. The US group reported that a mere four genes appeared to substitute for the egg cell in cloning. Specifically, they showed that the genes OCT4, SOX2, NANOG, and LIN28 when packaged into viruses and then used to infect human skin cells, could transport the cells back in time into embryonic stem cells. While virtually identical to embryonic stem cells, these cells were renamed “induced Pluripotent Stem” (iPS) cells to distinguish them from embryo-derived cells. In addition to being an early filing on iPS technology, the patents we licensed describe a means of making these cells in a viral-free manner, unlike the published papers. This improvement would facilitate the use of the cells in human therapy.

The importance of this technology needs to be understood and appreciated. First, such a technique could supply ES cells and hence any cell of the human body identical to the patient, and therefore not expected to be rejected by the immune system. Second, the technique could be performed relatively easily, at low cost, and high throughput. Third, since no embryos are made and destroyed, and no egg cell donors are required, the use of this technique avoids many ethical issues associated with stem cell research.  Speaking on the subject of iPS technology in his 2008 State of the Union Address, President Bush said, "This breakthrough has the potential to move us beyond the divisive debates of the past by extending the frontiers of medicine without the destruction of human life. So we are expanding funding for this type of ethical medical research." Many people are asking how the current political season and the debate over stem cells will influence our business. Senator Obama has been very clear about his support of stem cell research. In regard to Senator McCain’s position, he has publicly stated and indeed voted in support of the research. I have spent some time face-to-face with the Senator specifically about iPS technology, and he expressed in that meeting a willingness to advocate a bill to advance iPS as our national resolution of the stem cell debate.

Patents were filed or licensed by Advanced Cell Technology on iPS technology, and one patent in particular (PCT/US2006/030632) describes the use of the four genes OCT4, SOX2, NANOG, and LIN28 to reprogram human cells, and was filed approximately two years before the first published reports of iPS.  We were happy to announce on August 21 of this year that we obtained two licenses to this family of patents for many human therapeutic uses. These licenses permit us to use a bundle of stem cell technology, including the right to use patent (PCT/US2006/030632) in conjunction with other licensed technology. The licenses were obtained on terms very favorable to BioTime.

A remaining challenge to the field of regenerative medicine relates to the complexity of cell types originating from ES cells. Few appreciate the complexity of the thousands of cell types that these cells turn into. In the last few years, Advanced Cell Technology developed a novel technology called “ACTCellerate” which allows the isolation of over 140 human cell types in a highly purified and scalable form. The purity of these cells should lessen concerns about the transplantation of undesired cell types.  The scalability of the cells is anticipated to be useful in the manufacture of large quantities of the cells for sale to research scientists in the near term, and as therapeutic products in the long term. On July 16th of this year, we announced the exclusive license of the ACTCellerate technology, including all of the existing cell lines. The license allows ACT the opportunity to purchase back human therapeutic uses in its core business areas should it elect to do so in the future. Otherwise the license is for all uses. The economics of the deal were on very reasonable terms and outlined in our 8-K.

These and other patents licensed by BioTime from Wisconsin Alumni Research Foundation and International Stem Cell Corporation and its subsidiary Lifeline Cell Technology, LLC, and patent applications owned and filed by BioTime give the company some of the most advanced technologies in the field of regenerative medicine, technologies that allow the production of all human cell types without using human embryos.

It has been estimated that the cell therapy markets will exceed $8 billion within the next decade (http://www.stemcellsummit.com/2007/stem-cell-fact-sheet.pdf). Regardless of the accuracy of such predictions, it is clear that an estimated 3,000 people die every day in the United States from degenerative diseases that could potentially be treated with the new technology of regenerative medicine. Being well positioned to become a leader in this new area of medicine through the creation of an intellectual property portfolio that we believe will lead the field in the coming decade, BioTime plans to aggressively leverage its intellectual property, through corporate partnerships to become the first profitable biotechnology company in the emerging field of regenerative medicine. Our focus will initially be on near-term research products sold from our online database Embryome.com. These include the diverse array of human cell types we have made with the ACTCellerate technology, the cell culture media used to culture the cells in the laboratory dish, a variety of media we call ESpanTM, cell lines genetically modified to emit light when certain genes are activated useful in basic research and in drug discovery, a product called ESpyTM, as well as an array of differentiation factors useful in turning stem cells into various kinds of cells, the first such product being specific pathogen free (SPF) chick embryo extract. We anticipate that the SPF product line will grow to include a wide array of products useful in both basic research and in the manufacture of human therapeutic products in the coming years. For the development of numerous of therapeutic products deriving from our stem cell technology, we will likely  collaborate with other companies, preferably in exchange for compensation in cash up front payments, milestone payments, and royalties on the sale of any products we collaboratively develop. This will leverage the larger capital resources of pharmaceutical companies for expensive human clinical trials. Since our internal product development will be focused largely on near-term research products, we anticipate any future financings to be relatively small in scale compared to the financings required by small companies attempting to perform human clinical trials on their own. This strategy should help reduce the dilution of ownership for our shareholders.

Well, thank you for the opportunity to describe in brief detail some of our plans. Now I would like to directly address some of the questions you have sent us.

The first question is:

1. “Do you have a continuing association with Advanced Cell Technology?   What is the history between you, BioTime, and ACT?  Are both BioTime and ACT located in Alameda, CA”?

Answer: Neither I or any of BioTime’s employees have any relationship with ACT. I became the CEO of ACT in 1998 after I left Geron in order to develop cloning technologies in human medicine. I left ACT last year, and currently have no relationship with them. ACT used to have a laboratory in Alameda, near BioTime, but that is mere coincidence. As I just mentioned, BioTime has licensed a portfolio of patents from ACT, but does not collaborate with them in any other way.

The next question is:

2. “I notice Dr. Thompson and a lab in Japan have published their work on iPS.   Since they did the work and published on it, isn’t all the intellectual property theirs?  How does the license that BTIM has recently acquired relate to this work?”

Answer: That’s a good question. Actually, patents are awarded on the basis of who first filed or invented a patent, not on who was the first to publish a scientific paper. We will see how the patent office decides inventorship on iPS, but we are very comfortable that the licensed intellectual property is among the earliest filed patents in the area of iPS.

Another question is:

3.  “With the $3 billion stem cell initiative going on in California, is BioTime filing any grants?  Are “for-profit” companies eligible for money?”

Answer: Initially, in the first round of grants, companies were not allowed to compete. However, as of now, companies as well as universities are allowed to compete side-by-side. And BioTime has grant applications pending and will likely continue to file for grant funding in the coming years. As we have mentioned, the California Institute for Regenerative Medicine bought a subscription to our online database Embryome.com on behalf of the scientists residing in the State.

The next question is:

4. “The listing of patents you have recently licensed is quite long.   Why did you need to license all this technology?”

Answer: The list is indeed long. The good news here is that the timing was right for us to get what we think are the home run patents and bargain prices, and not to have the excess baggage of older outdated intellectual property. Our bet is that these patents will give us important leverage to generate significant cash payments and royalties in the coming years in our planned corporate collaborations.

The next question is:

5.      “When will BTIM see some revenue from this new research products emphasis?”

Answer: We have already begun the role out of our first products. Our ACTCellerate cell lines and media are being added to our website as we speak. If you visit our website Embryome.com, you will see how we are marketing the products. Our revenues will be modest, of course, in 2008, but with anticipated marketing partnerships in the coming year, we anticipate sales to increase in 2009.

The next question is:

6. “I notice in your public filings that BioTime is low on cash.  Where are you going to get more money to operate?”

Answer: We will likely do a capital raise shortly to fund operations over the coming year. We will likely announce the terms of that financing within the next six months.

The next question is:

8. “Why did the stock drop so far on 9/10/08?”

Answer: We are not aware of any news that caused the drop in price. In the coming weeks we will be presenting the Company’s technology in a variety of public venues with the goal of attracting new investors and broadening our investor base, which will hopefully provide more volume to help reduce day-to-day volatility in the stock price.

The next question is:

9. Given the downturn in the stock on 9/10 due to the recent news of Advanced Cell Technology’s continuing financial struggles, how will ACT’s current struggles affect your ability to use what has been licensed from them?

Answer:  We don’t believe ACT’s problems will affect us in a negative way. Our business relationship with them is limited to our technology licenses. There is no day-to-day collaboration. And the fact that they abandoned their California lab actually worked to our advantage in that we acquired on favorable terms equipment they left behind. Also, we built into the contract terms that allow us to take over the management of licensed patents that they abandon. Lastly, there are federal statutes that were designed to protect technology licenses in the worse case scenario of a company like ACT going out of business or filing bankruptcy. So we have no concerns in that regard.

10. “What is unique about BioTime? How do you differ from the other companies out there?”

Answer: Our goal is to build one of the leading companies in the emerging field of regenerative medicine. We believe embryonic stem cells have enormous potential for medicine and the aging of our population will be creating unprecedented demand for these products. We intend to focus our company on these large markets of age-related disease. We have a demonstrated history of leadership in the field, having previously built the leading ES cell companies. We have built one of the finest GMP-compliant cell manufacturing facilities for embryonic stem cell products. Our recent license of the critical and valuable technologies of ACTCellerate and viral-free iPS technology, as well as other important technologies give our company what we believe is the state of the art technology that will be highly sought after by the pharmaceutical industry in the coming years. The majority of other companies are focused on adult stem cell technology that in our opinion will underperform compared to ES cell technology. We are unique in having a real product pipeline, a product approved by the FDA and marketed in the US called Hextend, Pentalyte that has completed Phase II, and a long list of over 140 cell types made using the new technologies of regenerative medicine, that we believe will change the face of medicine. Lastly, we are focused on aggressively launching products that can be marketed in the near-term with the goal of being the first profitable ES cell company.

If you didn’t hear your question read it was because we believe we had already addressed it in response to another question. So, with that we will conclude our conference call. Thank you for participating. If any of you have further questions, please feel free to call BioTime at (510) 521-3390. Have a good day.

Forward Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates,") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings.  BioTime disclaims any intent or obligation to update these forward-looking statements.